Exhibit (j)(2)(B)

PIMCO FUNDS

ASSISTANT SECRETARY’S CERTIFICATE

I, Ryan G. Leshaw, solely in my capacity as Assistant Secretary of PIMCO Funds, a Massachusetts business trust (the “Trust”), hereby certify on behalf of the Trust, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolution was unanimously approved at the in-person meeting of the Board of Trustees of the Trust held on May 12, 2015:

RESOLVED, that any officers of the Trusts who may be required to sign a Trust’s Registration Statement or any amendments thereto be, and each hereby is, authorized to execute or grant power of attorney to counsel to execute any Registration Statement applicable to the Trusts and any and all amendments to such Registration Statements, and to file the same, with exhibits thereto, if any, and other documents in connection therewith, with the Securities and Exchange Commission, and with other federal, state, foreign and quasi-governmental agencies, and such other instruments related to compliance with certain of the federal securities laws and other applicable federal, state, foreign and quasi-governmental filings, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Trust as of this 22nd day of May, 2015.

PIMCO FUNDS

By: /s/ Ryan G. Leshaw
Ryan G. Leshaw
Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Robert W. Helm, Douglas P. Dick, Brendan C. Fox, Kevin F. Cahill and Megan C. Johnson and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her in his name, place and stead, to sign any and all Registration Statements of PIMCO Funds and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: April 21, 2015

/s/ George E. Borst	/s/ Jennifer Holden Dunbar
George E. Borst	Jennifer Holden Dunbar
Trustee, PIMCO Funds	Trustee, PIMCO Funds

/s/ Gary F. Kennedy	/s/ Peter B. McCarthy
Gary F. Kennedy	Peter B. McCarthy
Trustee, PIMCO Funds	Trustee, PIMCO Funds